Exhibit 16.1

April 4, 2025

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Fifth District Bancorp, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on April 4, 2025 and we agree with such statements concerning our firm.

/s/ Elliott Davis, LLC